Exhibit 99.1

NEWS RELEASE

Contacts:
Ms. Bobbi J. Roberts Vice President, Investor Relations 804.967.7879 InvestorRelations@saxonmtg.com

Ms. Katie Soule Investor Relations Analyst 804.967.5809 InvestorRelations@saxonmtg.com

For Immediate Release

Saxon Capital, Inc. Announces the Transfer of its Common Stock to the New York Stock Exchange
and Announces its Annual Meeting of Shareholders

GLEN ALLEN, VA. (March 3, 2005) – Saxon Capital, Inc. (“Saxon” or the “Company”) (NASDAQ: SAXN), a residential mortgage lending and servicing real estate investment trust (REIT), today announced that it expects to transfer its common stock from the NASDAQ National Market to the New York Stock Exchange.

New York Stock Exchange Transfer

The Company’s stock is expected to begin trading under the symbol “SAX” on Friday, March 18, 2005. To commemorate the listing, Saxon management expects to ring the bell to open the Exchange at 9:30 AM EST that morning.

Analyst and Investor Luncheon

Saxon will also host an analyst and investor lunch meeting on March 18th at the Ritz-Carlton, located at Two West Street in New York, from 11:30 AM EST to 1:30 PM EST. To RSVP for this event, please contact Katie Soule, Investor Relations Analyst, at (804) 967-5809 or InvestorRelations@saxonmtg.com. Seating will be limited, so the Company requests that analysts and investors register as early as possible. There will be a live webcast and an archived replay of the presentation on Saxon’s corporate website: www.saxoncapitalinc.com. The replay will be available for 30 days following the luncheon.

Annual Meeting of Shareholders

The Company has also announced that its 2005 Annual Meeting of Shareholders will be held on Tuesday, June 21, 2005, at 9:00 a.m. EST at the Hilton Garden Inn Richmond Innsbrook, located at 4050 Cox Road, Glen Allen, Virginia 23060. Saxon also announced that it has designated the close of market on March 31, 2005 as the record date for shareholders entitled to notice of and to vote at the Annual Meeting. At the Annual Meeting, shareholders of record will be asked to elect Saxon’s directors, approve the appointment of Deloitte & Touche, LLP as the 2005 auditors, and to vote upon any and all such other matters as may properly come before the Annual Meeting. Those shareholders wishing to attend the Annual Meeting must present the admission tickets or other evidence of stock ownership at the Annual Meeting. Any questions regarding the Annual Meeting may be addressed to Saxon’s Investor Relations department at (804) 967-5809 or InvestorRelations@saxonmtg.com.

About Saxon

Saxon is a residential mortgage lender and servicer that manages a portfolio of mortgage assets. Saxon purchases, securitizes, and services real property secured mortgages and elects to be treated as a real estate investment trust (REIT) for federal tax purposes. The company is headquartered in Glen Allen, Virginia and has additional primary facilities in Fort Worth, Texas and Foothill Ranch, California.

Saxon’s production subsidiaries, Saxon Mortgage, Inc., and America’s MoneyLine, Inc. originate and purchase loans through wholesale, correspondent and retail business channels. Saxon currently originates and purchases loans in 49 states, through its network of brokers, correspondents, and retail branches. As of December 31, 2004, Saxon’s servicing subsidiary, Saxon Mortgage Services, Inc., serviced a mortgage loan portfolio of $20.2 billion. For more information, visit www.saxoncapitalinc.com.

Information Regarding Forward Looking Statements

Statements in this news release reflecting Saxon’s future, plans and strategies, are “forward-looking statements” that are based on current expectations and assumptions. These expectations and assumptions are subject to risks and uncertainty, that could affect Saxon’s future plans. Saxon’s actual results and the timing and occurrence of expected events could differ materially from its plans and expectations due to a number of factors, such as (i) changes in overall economic conditions and interest rates, (ii) Saxon’s ability to successfully implement its growth strategy, (iii) Saxon’s ability to sustain loan production growth at levels sufficient to absorb costs of production and operational costs, (iv) continued availability of credit facilities and access to the securitization markets or other funding sources, (v) deterioration in the credit quality of Saxon’s loan portfolio, (vi) lack of access to the capital markets for additional funding, (vii) challenges in successfully expanding Saxon’s servicing platform and technological capabilities, (viii) Saxon’s ability to remain in compliance with federal tax requirements applicable to REITs, (ix) Saxon’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules, (x) changes in federal income tax laws and regulations applicable to REITs, (xi) unfavorable changes in capital market conditions, (xii) future litigation developments, (xiii) competitive conditions applicable to Saxon’s industry, and (xiv) changes in the applicable legal and regulatory environment. You should also be aware that all information in this news release is as of March 3, 2005. Saxon undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.